Tompkins Financial Corporation 8-K

Exhibit 99.1

For more information contact: Stephen S. Romaine, President & CEO Francis M. Fetsko, Executive VP & CFO Tompkins Financial Corporation 607.273.3210

For Immediate Release
Friday, January 25, 2013

Tompkins Financial Corporation Reports Fourth Quarter Operating Results

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE MKT LLC)

Tompkins Financial Corporation today released operating results and selected other financial information for the three and twelve month periods ended December 31, 2012.  The fourth quarter represents the first full quarter reflecting results inclusive of the VIST Financial Corporation acquisition, which closed on August 1, 2012.

Stephen S. Romaine, President and CEO commented, “2012 was an eventful year for our Company. The acquisition of VIST Financial gives us exciting new growth opportunities in a new geography with attractive demographics.  Results for the year to date and the fourth quarter were negatively impacted by merger related costs.  Excluding those costs, our per share earnings performance for the two quarters that have included results with VIST has been among the best of any six month period in our Company’s long history.”

SUMMARY HIGHLIGHTS

Net Income for the fourth quarter of 2012 was $11.2 million, up from $9.4 million in the same period in 2011. Despite the rise in net income, diluted earnings per share of $0.77 for the quarter was down 8.3% from the fourth quarter of 2011 due to the greater number shares outstanding in 2012 as a result of shares issued to complete the VIST acquisition.   Net income was reduced by after-tax merger related expenses of $462,000 in the fourth quarter of 2012 and $152,000 in the fourth quarter of 2011. Non-GAAP operating income, which excludes merger related expenses, was $11.6 million for the quarter, or $0.81 diluted operating earnings per share.  This represents a decrease of 5.8% from the $0.86 diluted operating earnings per share reported for the fourth quarter of 2011.  The decrease in current period operating performance is attributable to higher provision expense primarily related to loan charge-offs in the Hudson Valley Region.  A more detailed discussion of credit quality is included later in this press release.

Net income for the year ended December 31, 2012 was $31.3 million, down from $35.4 million in 2011. Diluted earnings per share of $2.43 for the full year in 2012 represents a decline from diluted earnings per share of $3.20 in 2011.  The decline from 2011 is primarily due to the $9.7 million ($0.76 diluted per share) in after tax merger related expenses included in 2012 results, versus $152,000 ($0.01 per share) in after tax merger related expenses included in 2011 results; as well as the increase in weighted average shares outstanding.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2012 was $41.8 million, compared to $28.0 million for the same period in 2011.  The increase in 2012 reflects the addition of VIST Bank, which was acquired on August 1, 2012.  The net interest margin for the fourth quarter of 2012 was 3.83%, an improvement from the 3.66% margin reported in the third quarter of 2012, and from the 3.62% margin reported in the fourth quarter of 2011.  The margin improvement in the most recent two quarters benefited from the inclusion of VIST Bank into the Company’s combined results.  The paydown of certain higher cost borrowings and non-core time deposits also helped the margin in the fourth quarter of 2012.

NONINTEREST INCOME

Noninterest income for the fourth quarter of 2012 was $15.6 million, up 39.4% over the same period in 2011.   The largest category of improvement was insurance commissions and fees, which nearly doubled as a result of the VIST acquisition.   The increase was partially offset by lower service charges on deposit accounts, which were impacted by regulatory changes implemented in the first quarter of 2012.  Improvement in other income benefited from higher loan related fees (up $334,000) and gains on the sale of loans (up $187,000).   Fourth quarter noninterest income also reflected $499,000 in losses on the sale of investments, which were used to pay down certain higher cost borrowings and non-core time deposits.

NONINTEREST EXPENSE

Noninterest expense for the fourth quarter of 2012 was $38.2 million, up 57.8% from the same period last year. The increase was mainly a result of the VIST acquisition and additional expenses related to the integration of VIST into the Company’s operations beginning in the third quarter of this year.  Mr. Romaine added, “We are pleased that our system conversion for VIST Bank was successfully completed in December 2012 and we are on track to realize the cost savings from the integration that were contemplated when the merger was announced.”

ASSET QUALITY

Asset quality trends were generally positive during the quarter, despite a spike in the level of loan charge-offs.  Mr. Romaine stated, “The charge-offs during the quarter consisted of a handful of loans that had previously been reported as nonperforming, classified and impaired.  While deterioration in these credits during the fourth quarter resulted in elevated charge-offs, the result is that the overall risk profile of the loan portfolio has improved, as some of the most risky loans have now been removed from the balance sheet.”

The ratio of nonperforming assets to total assets of 0.92% at December 31, 2012, has improved from a ratio of 1.26% as of the year ending December 31,  2011 and remains well below the most recent peer averages of 2.21% published the Federal Reserve1.   The balance of originated loans classified as either Substandard or Special Mention improved for 2 consecutive quarters. The majority of the improvement from the third quarter of 2012 came in the more severe Substandard category, which declined by approximately $9.3 million.   Although there was an increase in loans classified as Substandard or Special Mention in the acquired loan portfolio, the changes in risk ratings are not impactful to the credit marks that were recorded at the time of acquisition.  Furthermore, the level of past due loans in the acquired portfolio have remained relatively steady between periods.

Provision for loan and lease losses was $5.7 million for the fourth quarter of 2012, up from $1.0 million for the third quarter of 2012, and $1.2 million in the fourth quarter of 2011.  The increased provision was largely due to $7.6 million in net charge-offs during the quarter, which is up from $1.3 million in the third quarter of 2012, and $1.4 million in the fourth quarter 2011.  Despite the elevated charge-offs in the most recent quarter, net charge-offs for the full year in 2012, represented only 0.49% of average total loans, which compares favorably to the most recent Federal Reserve peer ratio1 of 0.64%.

The Company’s allowance for loan and lease losses totaled $24.6 million at December 31, 2012, which represented 1.16% of total originated loans, compared to an allowance for loan and lease losses of $27.6 million, representing 1.39% of total originated loans at December 31, 2011.  The allowance for loan and lease losses covered 70.05% of originated nonperforming loans and leases as of December 31, 2012, up from 69.01% at September 30, 2012, and 66.66% at December 31, 2011.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums.  Tier 1 capital as a percentage of average assets at December 31, 2012 was 7.95% and the ratio of total capital to risk-weighted assets was 12.94%.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company with $4.8 billion in assets serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania.  Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, VIST Bank, Tompkins Insurance Agencies, Inc., and Tompkins Financial Advisors.  For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

NON-GAAP MEASURES

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provide useful information.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  See “Tompkins Financial Corporation- Summary Financial Data” tables for Non-GAAP related calculations.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2012	12/31/2011

Cash and noninterest bearing balances due from banks	$117,448	$47,297
Interest bearing balances due from banks	1,482	2,170
Money market funds	0	100
Cash and Cash Equivalents	118,930	49,567

Trading securities, at fair value	16,450	19,598
Available-for-sale securities, at fair value	1,393,340	1,143,546
Held-to-maturity securities, fair value of $25,163 at December 31, 2012, and $27,255
at December 31, 2011	24,062	26,673
Originated loans and leases, net of unearned income and deferred costs and fees (2)	2,133,106	1,981,849
Less: Allowance for originated loan and lease losses	24,643	27,593
Acquired loans and leases, covered (3)	37,600	0
Acquired loans and leases, non-covered (3)	783,904	0
Net Loans and Leases	2,929,967	1,954,256

FDIC Idemnification Asset	4,385	0
Federal Home Loan Bank stock and Federal Reserve Bank stock	19,388	19,070
Bank premises and equipment, net	54,581	44,712
Corporate owned life insurance	65,102	43,044
Goodwill	92,305	43,898
Other intangible assets, net	18,643	4,096
Accrued interest and other assets	100,044	51,788
Total Assets	$4,837,197	$3,400,248

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,144,367	1,356,870
Time	973,883	687,321
Noninterest bearing	831,919	616,373
Total Deposits	3,950,169	2,660,564

Federal funds purchased and securities sold under agreements to repurchase	213,973	169,090
Other borrowings, including certain amounts at fair value of $11,847 at December 31, 2012
and $12,093 at December 31, 2011	111,848	186,075
Trust preferred debentures	43,668	25,065
Other liabilities	76,179	60,311
Total Liabilities	$4,395,837	$3,101,105

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
14,426,711 at December 31, 2012; and 11,159,466 at December 31, 2011	1,443	1,116
Additional paid-in capital	334,649	206,395
Retained earnings	108,709	96,445
Accumulated other comprehensive loss	(2,106)	(3,677)
Treasury stock, at cost – 100,054 shares at December 31, 2012, and 95,105 shares
at December 31, 2011	(2,787)	(2,588)

Total Tompkins Financial Corporation Shareholders’ Equity	439,908	297,691
Noncontrolling interests	1,452	1,452
Total Equity	$441,360	$299,143
Total Liabilities and Equity	$4,837,197	$3,400,248

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data) (Unaudited)	12/31/2012	12/31/2011	12/31/2012	12/31/2011
INTEREST AND DIVIDEND INCOME
Loans	$39,952	$26,280	$124,662	$103,998
Due from banks	19	1	32	12
Federal funds sold	0	2	2	7
Trading securities	175	205	744	873
Available-for-sale securities	8,214	6,996	31,232	30,103
Held-to-maturity securities	203	240	860	1,185
Federal Home Loan Bank stock and Federal Reserve Bank stock	205	189	824	910
Total Interest and Dividend Income	48,768	33,913	158,356	137,088
INTEREST EXPENSE
Interest on deposits	3,805	2,914	12,231	13,087
Federal funds purchased and securities sold under agreements to repurchase	1,111	1,129	4,451	4,872
Trust preferred debentures	798	382	2,094	1,580
Other borrowings	1,205	1,489	5,437	6,143
Total Interest Expense	6,919	5,914	24,213	25,682
Net Interest Income	41,849	27,999	134,143	111,406
Less: Provision for loan and lease losses	5,659	1,160	8,837	8,945
Net Interest Income After Provision for Loan and Lease Losses	36,190	26,839	125,306	102,461
NONINTEREST INCOME
Investment services income	3,836	3,196	14,340	14,287
Insurance commissions and fees	6,237	3,136	19,421	13,542
Service charges on deposit accounts	2,076	2,235	7,441	8,491
Card services income	1,678	1,275	6,030	5,060
Mark-to-market (loss) gain on trading securities	(134)	(108)	(332)	62
Mark-to-market gain (loss) on liabilities held at fair value	108	25	246	(464)
Net other-than-temporary impairment losses	(76)	(65)	(196)	(65)
Other income	2,382	1,488	7,534	6,705
Net (loss) gain on securities transactions	(499)	15	324	396
Total Noninterest Income	15,608	11,197	54,808	48,014
NONINTEREST EXPENSES
Salaries and wages	15,427	10,914	51,700	44,140
Pension and other employee benefits	4,827	3,213	18,075	14,275
Net occupancy expense of premises	2,899	1,796	8,969	7,117
Furniture and fixture expense	1,416	1,138	4,996	4,463
FDIC insurance	844	471	2,685	2,527
Amortization of intangible assets	580	136	1,264	589
Merger and integration related expenses	770	174	15,584	174
Other operating expense	11,425	6,358	34,335	25,267
Total Noninterest Expenses	38,188	24,200	137,608	98,552
Income Before Income Tax Expense	13,610	13,836	42,506	51,923
Income Tax Expense	2,416	4,417	11,090	16,373
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	11,194	9,419	31,416	35,550
Less: Net income attributable to noncontrolling interests	33	32	131	131
Net Income Attributable to Tompkins Financial Corporation	$11,161	$9,387	$31,285	$35,419
Basic Earnings Per Share	$0.78	$0.84	$2.44	$3.21
Diluted Earnings Per Share	$0.77	$0.84	$2.43	$3.20

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	December 31, 2012			December 31, 2012			December 31, 2011
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$27,905	$19	0.27%	$21,442	$32	0.15%	$12,717	$12	0.09%
Money market funds	—	—	0.00%	18	—	0.00%	100	—	0.00%
Securities (4)
U.S. Government securities	1,309,625	7,457	2.27%	1,205,759	28,547	2.37%	969,303	27,504	2.84%
Trading securities	17,080	175	4.08%	18,162	744	4.10%	21,262	873	4.11%
State and municipal (5)	105,944	1,352	5.08%	95,095	4,946	5.20%	95,039	5,143	5.41%
Other securities	11,745	140	4.74%	11,766	544	4.62%	13,971	648	4.64%
Total securities	1,444,394	9,124	2.51%	1,330,782	34,781	2.61%	1,099,575	34,168	3.11%
Federal Funds Sold	—	—	0.00%	1,837	2	0.11%	5,837	7	0.12%
FHLBNY and FRB stock	19,587	205	4.16%	18,479	824	4.46%	17,992	910	5.06%
Total loans, net of unearned income (6)	2,939,812	40,274	5.45%	2,382,109	125,541	5.27%	1,928,540	104,548	5.42%
Total interest-earning assets	4,431,698	49,622	4.45%	3,754,667	161,180	4.29%	3,064,761	139,645	4.56%

Other assets	469,676			337,806			230,221

Total assets	4,901,374			4,092,473			3,294,982

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	2,166,739	1,604	0.29%	1,750,444	4,854	0.28%	1,350,659	4,741	0.35%
Time deposits	1,022,807	2,201	0.86%	846,166	7,377	0.87%	717,514	8,346	1.16%
Total interest-bearing deposits	3,189,546	3,805	0.47%	2,596,610	12,231	0.47%	2,068,173	13,087	0.63%
Federal funds purchased & securities sold under agreements
to repurchase	216,848	1,111	2.04%	200,906	4,451	2.22%	173,692	4,872	2.80%
Other borrowings	113,680	1,205	4.22%	132,746	5,437	4.10%	155,650	6,143	3.95%
Trust preferred debentures	43,657	798	7.27%	32,835	2,094	6.38%	25,062	1,580	6.30%
Total interest-bearing liabilities	3,563,731	6,919	0.77%	2,963,097	24,213	0.82%	2,422,577	25,682	1.06%

Noninterest bearing deposits	786,867			681,260			539,917
Accrued expenses and other liabilities	107,184			71,226			37,868
Total liabilities	4,457,782			3,715,583			3,000,362

Tompkins Financial Corporation Shareholders’ equity	442,051			375,378			292,845
Noncontrolling interest	1,541			1,512			1,775
Total equity	443,592			376,890			294,620

Total liabilities and equity	$4,901,374			$4,092,473			$3,294,982
Interest rate spread			3.68%			3.47%			3.50%
Net interest income/margin on earning assets		42,703	3.83%		136,967	3.65%		113,963	3.72%

Tax Equivalent Adjustment		(854)			(2,824)			(2,557)

Net interest income per consolidated financial statements		$41,849			$134,143			$111,406

Tompkins Financial Corporation - Summary Financial Data (Unaudited) (In thousands, except per share data)
	Quarter-Ended					Year-Ended
	Dec-12	Sep-12	Jun-12	Mar-12	Dec-11	Dec-12

Period End Balance Sheet
Securities	$1,433,852	$1,516,913	$1,228,143	$1,285,685	$1,189,817	$1,433,852
Originated loans and leases, net of unearned income and deferred costs and fees (2)	2,133,106	2,060,539	2,019,681	1,977,569	1,981,849	2,133,106
Allowance for originated loan and lease losses	24,643	26,632	26,865	26,948	27,593	24,643
Acquired loans and leases (3)	821,504	869,211	0	0	0	821,504
Total assets	4,837,197	4,924,786	3,482,669	3,546,694	3,400,248	4,837,197
Total deposits	3,950,169	4,037,644	2,765,093	2,859,436	2,660,564	3,950,169
Federal funds purchased and securities sold under agreements to repurchase	213,973	206,996	161,662	169,456	169,090	213,973
Other borrowings	111,848	125,461	121,934	132,884	186,075	111,848
Trust preferred debentures	43,668	43,651	25,067	25,066	25,065	43,668
Shareholders' equity	441,360	440,950	353,700	305,967	299,143	441,360

Average Balance Sheet
Average earning assets	$4,431,698	$4,087,264	$3,278,519	$3,211,533	$3,131,051	$3,754,667
Average assets	4,901,374	4,450,013	3,539,170	3,464,917	3,368,135	4,092,473
Average interest-bearing liabilities	3,563,731	3,248,839	2,521,285	2,507,146	2,435,326	2,963,097
Average equity	443,592	410,300	349,021	303,546	307,539	376,890

Share data
Weighted average shares outstanding (basic)	14,332,672	13,580,771	12,146,622	11,103,192	11,074,330	12,797,173
Weighted average shares outstanding (diluted)	14,374,368	13,630,464	12,166,417	11,147,490	11,104,623	12,836,043
Period-end shares outstanding	14,390,801	14,358,230	12,223,790	11,197,370	11,123,556	14,390,801
Book value per share	30.67	30.71	28.94	27.32	26.89	30.67
Tangible book value per share (Non-GAAP)	22.96	22.71	24.96	22.99	22.58	22.96

Income Statement
Net interest income	$41,849	$36,743	$28,110	$27,441	$27,999	$134,143
Provision for loan/lease losses	5,659	1,042	1,011	1,125	1,160	8,837
Noninterest income	15,608	14,773	12,766	11,661	11,197	54,808
Noninterest expense	38,188	46,194	26,855	26,371	24,200	137,608
Income tax expense	2,416	761	4,151	3,762	4,417	11,090
Net income attributable to Tompkins Financial Corporation	11,161	3,487	8,826	7,811	9,387	31,285
Noncontrolling interests	33	32	33	33	32	131
Basic earnings per share (9)	$0.78	$0.26	$0.72	$0.70	$0.84	$2.44
Diluted earnings per share (9)	$0.77	$0.25	$0.72	$0.70	$0.84	$2.43

Tompkins Financial Corporation - Summary Financial Data (Unaudited) (In thousands, except per share data)

	Quarter-Ended					Year-Ended
	Dec-12	Sep-12	Jun-12	Mar-12	Dec-11	Dec-12

Period End Balance Sheet
Securities	$1,433,852	$1,516,913	$1,228,143	$1,285,685	$1,189,817	$1,433,852
Originated loans and leases, net of unearned income and deferred costs and fees (2)	2,133,106	2,060,539	2,019,681	1,977,569	1,981,849	2,133,106
Allowance for originated loan and lease losses	24,643	26,632	26,865	26,948	27,593	24,643
Acquired loans and leases (3)	821,504	869,211	0	0	0	821,504
Total assets	4,837,197	4,924,786	3,482,669	3,546,694	3,400,248	4,837,197
Total deposits	3,950,169	4,037,644	2,765,093	2,859,436	2,660,564	3,950,169
Federal funds purchased and securities sold under agreements to repurchase	213,973	206,996	161,662	169,456	169,090	213,973
Other borrowings	111,848	125,461	121,934	132,884	186,075	111,848
Trust preferred debentures	43,668	43,651	25,067	25,066	25,065	43,668
Shareholders' equity	441,360	440,950	353,700	305,967	299,143	441,360

Average Balance Sheet
Average earning assets	$4,431,698	$4,087,264	$3,278,519	$3,211,533	$3,131,051	$3,754,667
Average assets	4,901,374	4,450,013	3,539,170	3,464,917	3,368,135	4,092,473
Average interest-bearing liabilities	3,563,731	3,248,839	2,521,285	2,507,146	2,435,326	2,963,097
Average equity	443,592	410,300	349,021	303,546	307,539	376,890

Share data
Weighted average shares outstanding (basic)	14,332,672	13,580,771	12,146,622	11,103,192	11,074,330	12,797,173
Weighted average shares outstanding (diluted)	14,374,368	13,630,464	12,166,417	11,147,490	11,104,623	12,836,043
Period-end shares outstanding	14,390,801	14,358,230	12,223,790	11,197,370	11,123,556	14,390,801
Book value per share	30.67	30.71	28.94	27.32	26.89	30.67
Tangible book value per share (Non-GAAP)	22.96	22.71	24.96	22.99	22.58	22.96

Income Statement
Net interest income	$41,849	$36,743	$28,110	$27,441	$27,999	$134,143
Provision for loan/lease losses	5,659	1,042	1,011	1,125	1,160	8,837
Noninterest income	15,608	14,773	12,766	11,661	11,197	54,808
Noninterest expense	38,188	46,194	26,855	26,371	24,200	137,608
Income tax expense	2,416	761	4,151	3,762	4,417	11,090
Net income attributable to Tompkins Financial Corporation	11,161	3,487	8,826	7,811	9,387	31,285
Noncontrolling interests	33	32	33	33	32	131
Basic earnings per share (9)	$0.78	$0.26	$0.72	$0.70	$0.84	$2.44
Diluted earnings per share (9)	$0.77	$0.25	$0.72	$0.70	$0.84	$2.43

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued
	Quarter-Ended					Year-Ended
	Dec-12	Sep-12	Jun-12	Mar-12	Dec-11	Dec-12
Asset Quality
Nonaccrual loans and leases (7)	$37,740	$36,996	36,749	$38,455	$39,588	$37,740
Loans and leases 90 days past due and accruing (7)	257	126	321	1,552	1,380	257
Troubled debt restructurings not included above (7)	1,532	1,468	1,507	423	428	1,532
Total nonperforming loans and leases (7)	39,529	38,590	38,577	40,430	41,396	39,529
OREO (8)	4,862	4,675	2,161	1,906	1,334	4,862
Total nonperforming assets	44,391	43,265	40,738	42,336	42,730	44,391

Delinquency- Originated loan and lease portfolio
Loans and leases 30-89 days past due and accruing (2)	$8,818	$9,412	$10,149	$12,080	$13,171	$8,818
Loans and leases 90 days past due and accruing (2)	257	126	321	1,552	1,380	257
Nonaccrual loans and leases (2)	33,388	36,996	36,749	38,455	39,588	33,388
Total past due and accruing and nonaccrual originated loans (2)	42,463	46,534	47,219	52,087	54,139	42,463
Delinquency- Acquired loan and lease portfolio
Covered loans and leases 30-89 days past due and accruing (3)(7)	1,014	669	0	0	0	1,014
Covered loans and leases 90 days or more past due and accruing (3)(7)	4,754	2,837	0	0	0	4,754
Non-covered loans and leases 30-89 days past due and accruing (3)(7)	4,249	5,848	0	0	0	4,249
Non-covered loans and leases 90 days or more past due and accruing (3)(7)	14,506	19,339	0	0	0	14,506
Non-covered Nonaccrual loans and leases (3)	4,352	0	0	0	0	4,352
Total past due and accruing and nonaccrual acquired loans and leases	28,875	28,693	0	0	0	28,875

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$26,632	$26,865	$26,948	$27,593	$27,878	$27,593
Provision for loan and lease losses	5,659	1,042	1,011	1,125	1,160	8,837
Net loan and lease charge-offs	7,648	1,275	1,094	1,770	1,445	11,787
Allowance for loan and lease losses (originated loan portfolio)	24,643	26,632	26,865	26,948	27,593	24,643
Allowance for loan and lease losses (acquired loan portfolio)	0	0	0	0	0	0
Total allowance for loan and lease losses	24,643	26,632	26,865	26,948	27,593	24,643

Loan Classifications - Originated portfolio
Special Mention	$56,342	$58,598	$63,652	$62,649	$52,156	$56,342
Substandard	45,083	54,383	58,185	58,272	72,920	45,083
Doubtful	0	494	588	1,344	1,494	0

Loan Classifications - Acquired portfolio
Special Mention	25,381	17,743	0	0	0	25,381
Substandard	45,207	39,860	0	0	0	45,207

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued
Quarter-Ended					Year-Ended
Dec-12	Sep-12	Jun-12	Mar-12	Dec-11	Dec-12

RATIO ANALYSIS
Credit Quality
Nonperforming originated loans and leases/total originated loans and leases (2)(7)	1.65%	1.87%	1.91%	2.04%	2.09%	1.65%
Nonperforming assets/total assets	0.92%	0.88%	1.17%	1.19%	1.26%	0.92%
Allowance for loan and lease losses/total originated loans and leases	1.16%	1.29%	1.33%	1.36%	1.39%	1.16%
Allowance/nonperforming loans and leases	62.34%	69.01%	69.75%	66.65%	66.65%	62.34%
Net loan and lease losses (annualized)/total average loans and leases	1.03%	0.19%	0.22%	0.36%	0.29%	0.49%

Capital Adequacy (period-end)
Tier I capital / average assets	7.95%	8.50%	9.53%	8.46%	8.51%	7.95%
Total capital / risk-weighted assets	12.94%	12.42%	16.22%	14.37%	14.17%	12.94%
Tangible Common Equity / Tangible Assets	6.99%	6.78%	8.88%	7.36%	7.49%	6.99%

Profitability
Return on average assets *	0.91%	0.31%	1.00%	0.91%	1.11%	0.76%
Return on average equity *	10.01%	3.38%	10.17%	10.35%	12.07%	8.30%
Net interest margin (TE)	3.83%	3.66%	3.52%	3.51%	3.62%	3.65%
* Quarterly ratios have been annualized

Non-GAAP Disclosure
Reported net income (GAAP)	$11,161	$3,487	$8,826	$7,811	$9,387	$31,285
Adjustments (net of tax):
Accrual adjustment VISA	0	0	(243)	0	0	(243)
Merger related expenses	462	8,424	703	75	152	9,664
Subtotal adjustments	462	8,424	460	75	152	9,421
Net operating income (Non-GAAP)	11,623	11,911	9,286	7,886	9,539	40,706
Weighted average shares outstanding (diluted)	14,374,368	13,630,464	12,166,417	11,147,490	11,104,623	12,836,043
Adjusted diluted earnings per share (Non-GAAP)	$0.81	$0.87	$0.76	$0.71	$0.86	$3.17

Non-GAAP Disclosure
Reported net income (GAAP)	$11,161	$3,487	$8,826	$7,811	$9,387	$31,285
Merger related expenses (net of tax)	462	8,424	703	75	152	9,664
Net operating income (Non-GAAP)	$11,623	$11,911	$9,529	$7,886	$9,539	$40,949
Amortization of intangibles, (net of tax)	348	256	74	80	81	758
Adjusted net operating income (Non-GAAP)	11,971	12,167	9,603	7,966	9,620	41,707

Average total shareholders' equity	443,592	410,300	349,021	303,546	307,539	376,890
Less: Average goodwill and intangibles	114,644	92,789	48,665	47,922	48,195	76,149
Average tangible shareholders' equity (Non-GAAP)	328,948	317,511	300,356	255,624	259,344	300,741

Adjusted operating return on shareholders' tangible equity (annualized) (Non-GAAP)	14.56%	15.24%	12.86%	12.53%	14.71%	13.87%

Tompkins Financial Corporation - Summary Financial Data (Unaudited) – continued
Quarter-Ended					Year-Ended
Dec-12	Sep-12	Jun-12	Mar-12	Dec-11	Dec-12

Non-GAAP Disclosure
Total shareholders' equity (GAAP)	$441,360	$440,950	$353,700	$305,967	$299,143	$441,360
Less: goodwill and intangibles	110,947	114,920	48,652	48,569	47,994	110,947
Tangible shareholders' equity (Non-GAAP)	330,413	326,030	305,048	257,398	251,149	330,413
Ending shares outstanding	14,390,801	14,358,230	12,223,790	11,197,370	11,123,556	14,390,801
Tangible book value per share (Non-GAAP)	22.96	22.71	24.96	22.99	22.58	22.96

Non-GAAP Disclosure	Year-to-date period ended
	Dec-12	Dec-11
Reported net income (GAAP)	$31,285	$35,419
Adjustments (net of tax):
Accrual adjustment VISA	(243)	0
Merger related expenses	9,664	152
Subtotal adjustments	9,421	152
Net operating income (Non-GAAP)	40,706	35,571
Weighted average shares outstanding (diluted)	12,836,043	11,035,384
Adjusted diluted earnings per share (Non-GAAP)	$3.17	$3.22

(1) Federal Reserve peer ratio as of September 30, 2012, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.
(2) "Originated" equals loans and leases not included by definition in "acquired loans"
(3) "Acquired Loans and Leases" equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.  The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance of loan losses recognized subsequent to acquisition.  "Covered Loans" are loans for which the Company will share losses with the FDIC and consist of loans VIST Bank acquired as part of an FDIC-assisted transaction during the fourth quarter of 2010.

(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(5) Interest income includes the tax effects of taxable-equivalent basis.
(6) Nonaccrual loans are included in the average asset totals presented above.  Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011.

(7) Acquired loans and leases are considered performing upon acquisition, regardless of whether the customer is contractually delinquent, as we can reasonably estimate the timing and amount of the expected cash flows on the acquired loans and we expect to fully collect the new carrying value of the loans. As such, we do not consider the loans to be nonaccrual or nonperforming.

(8) Includes all other real estate owned, including those balances acquired through business combinations.
(9)Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.